As filed with the Securities and Exchange Commission on June 15, 2007
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
UCBH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3072450
(State of Incorporation)	(I.R.S. Employer Identification No.)
555 Montgomery Street
San Francisco, California 94111
(Address of principal executive offices)
UCBH HOLDINGS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)
Thomas S. Wu
Chairman of the Board, President and
Chief Executive Officer
UCBH Holdings, Inc.
555 Montgomery Street
San Francisco, CA 94111
(Name and address of agent for service)
(415) 315-2800
(Telephone number, including area code, of agent for service)
Copies To:
Remsen M. Kinne IV, Esq.
Nicholas C. Unkovic, Esq.
Squire, Sanders & Dempsey L.L.P.
One Maritime Plaza, Suite 300
San Francisco, CA 94111
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Securities	Amount to	Offering	Aggregate	Amount of
to be Registered	be Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock, $.01 par value per share	3,000,000 (2)	$18.55 (3)	$55,635,000	$1,707.99

(1)	Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of UCBH Holdings, Inc. pursuant to 17 C.F.R. section 230.416(a).

(2)	Represents additional shares reserved for issuance under the Plan that are covered by this Registration Statement. Under the Plan the Company previously registered: 933,333 shares for issuance as options in a Form S-8 filed with the SEC on June 1, 1999; 1,866,666 shares for issuance as options in a Form S-8 filed with the SEC on May 17, 2001; 2,100,936 shares for issuance as options in a Form S-8 filed with the SEC on August 20, 2004; and 2,261,224 shares for issuance as options in a Form S-8 filed with the SEC on October 4, 2004. The numbers of shares registered by the Company for issuance as options under the Plan in these Forms S-8 have been subsequently adjusted to reflect the two-for-one stock split effective April 11, 2001, the two-for-one stock split effective April 8, 2003, and the two-for-one stock split effective April 12, 2005, as applicable.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The average of the high and low prices of UCBH Holdings, Inc. Common Stock on June 12, 2007, as quoted on The Nasdaq Global Select Market, was $18.55.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT AND 17 C.F.R. SECTION 230.462.

TABLE OF CONTENTS

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.2
EXHIBIT 5
EXHIBIT 23.1

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Items 1 & 2. The documents containing the information for the UCBH Holdings, Inc. (the “Registrant”) Amended and Restated 2006 Equity Incentive Plan (the “Plan”) required by Part I of this registration statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the “Commission”) as a part of this registration statement pursuant to Rule 424 in reliance on Rule 428.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
This registration statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering additional shares of common stock under the Registrant’s Plan.
We previously filed with the Commission four registration statements on Form S-8 on June 1, 1999 (SEC File No. 333-79703) relating to the registration of 933,333 shares of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”), on May 17, 2001 (File No. 333-61178) relating to the registration of 1,866,666 shares of the Registrant’s Common Stock authorized for issuance pursuant to the Registrant’s Plan, and on August 20, 2004 (File No. 333-118428) relating to the registration of 2,100,936 shares of the Registrant’s Common Stock authorized for issuance pursuant to the Registrant’s Plan, and on October 4, 2004 (File No. 333-119518) relating to the registration of 2,261,224 shares of the Registrant’s Common Stock authorized for issuance pursuant to the Registrant’s Plan.
The contents of such earlier registration statement and amendment thereto are incorporated herein by reference.
Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated by reference into this registration statement:
(a) The Registrant’s annual report filed on March 1, 2007 on Form 10-K for the fiscal year ended December 31, 2006.
(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above.
(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form S-1 (SEC file no. 333-58325), as amended (which is incorporated by reference into the Registrant’s registration statement on Form 8-A filed on January 29, 2003 under the Exchange Act), including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.
Item 8. Exhibits
     The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

4.1	Stock Certificate of UCBH Holdings, Inc.[1]

4.2	UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan.

5	Opinion of Squire, Sanders & Dempsey L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5 hereto).

24	Power of Attorney is located on the signature pages.

[1]	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s registration statement on Form S-1 filed with the Commission on July 1, 1998 (SEC File No. 333-58325), as amended (including the Registrant’s registration statement on Form 8-A filed on January 29, 2003 under the Exchange Act).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 14, 2007.

UCBH HOLDINGS, INC.

By:	/s/ Dennis Wu

Dennis Wu
Director, Executive Vice President and
Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Wu as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ PIN PIN CHAU	Director	June 14, 2007

PIN PIN CHAU

/s/ JOSEPH J. JOU	Director	June 14, 2007

JOSEPH J. JOU

/s/ LI-LIN KO	Director	June 14, 2007

LI-LIN KO

/s/ JAMES KWOK	Director	June 14, 2007

JAMES KWOK

/s/ DAVID S. NG	Director	June 14, 2007

DAVID S. NG

/s/ RICHARD WANG	Director	June 14, 2007

RICHARD WANG

/s/ DR. GODWIN WONG	Director	June 14, 2007

DR. GODWIN WONG

/s/ DENNIS WU	Director, Executive Vice President	June 14, 2007

DENNIS WU	and Chief Financial Officer
(principal financial officer)
(principal accounting officer)

/s/ THOMAS S. WU	Chairman of the Board of	June 14, 2007

THOMAS S. WU	Directors, President and
Chief Executive Officer
(principal executive officer)

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Stock Certificate of UCBH Holdings, Inc.[1]

4.2	UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan.

5	Opinion of Squire, Sanders & Dempsey L.L.P.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5 hereto).

24	Power of Attorney is located on the signature pages.

[1]	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s registration statement on Form S-1 filed with the Commission on July 1, 1998 (SEC File No. 333-58325), as amended (including the Registrant’s registration statement on Form 8-A filed on January 29, 2003 under the Exchange Act).